UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 22, 2006

ADVANCED POWER TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16047	93-0875072
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

405 SW Columbia Street,
Bend, Oregon 97702

(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code:

(541) 382-8028

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

As announced in our media release attached hereto as Exhibit 99.1, on February 22, 2006, Advanced Power Technology, Inc. (APT) entered into a license agreement with the Electronic Systems’ sector of Northrop Grumman Systems Corporation (Northrop) in which Northrop will license their silicon carbide technology to APT, and APT will be the exclusive foundry supplier of certain silicon carbide products to Northrop.  In addition, the agreement allows APT to use the licensed technology to manufacture and sell other silicon carbide products for commercial purposes.  Royalties will be due to Northrop upon the sale of such products to customers other than Northrop.  The contract is effective until the expiration of the last to expire of the patents included in the agreement, unless the agreement is extended by the parties.  Our media release attached hereto as Exhibit 99.1 is being furnished under Item 1.01 of Form 8-K.

Item 9.01 Financial Statements and Exhibits

(c)                                  Exhibits

Exhibit No.	Description

99.1	Media Release dated February 22, 2006, “Advanced Power Technology and Northrop Grumman Enter Into Silicon Carbide License Agreement.”

SIGNATURES

Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned; thereunto duly authorized this 23rd day of February, 2006.

ADVANCED POWER TECHNOLOGY, INC.

By:	/s/ GREG M. HAUGEN

Greg M. Haugen Vice President, Finance and Administration, Chief Financial Officer and Secretary (Principal Financial Officer)